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                                                                       Exhibit 2


                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of February 10, 1997 among VISTANA, INC., a Florida corporation (together with its permitted successors and assigns, the "Company"), and the persons whose signatures appear on the execution pages of this Agreement (the "Holders") (capitalized and other terms used herein and not otherwise defined shall have the meanings set forth in
Section 1 hereof).


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, immediately prior to the completion of the Initial Public Offering, the Holders will own the number of shares of Common Stock, or options to acquire the number of shares of Common Stock, set forth opposite such Holder's name on Schedule A attached hereto and incorporated herein by this reference; and

     WHEREAS, the Company desires to grant to each of the Holders, and each of the Holders desires to accept, certain rights relating to the registration of such Holder's Registrable Shares under the Securities Act.

     The parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be bound hereby, agree as follows:

SECTION 1.  Definitions.

     As used in this Agreement, the following terms shall have the following meanings:

     Advice:  See Section 6 hereof.

     Adler means Jeffrey A. Adler and his executors and personal representatives.

     Affiliate means, as to any person (i) any corporation, partnership, limited liability company, joint venture, trust or individual directly or indirectly through one or more intermediaries controlled by or under common control with such person, or which controls directly or indirectly through one or more intermediaries, such person; (ii) a trust which has as its principal income beneficiaries or remaindermen such person or any direct or indirect holder of such person, or members of the immediate family of such person or direct or indirect holder of such person; and (iii) any members of the immediate family of such person or a member of the immediate family of any direct or indirect holder of such person. For purposes of this definition, (i) no person, by virtue of his, her or its direct or indirect

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ownership of Shares, shall be deemed to be an Affiliate of another person; (ii)
the terms "control", "controlled" and "common control with" mean the ability, whether by the direct or indirect ownership of voting securities or other equity interest, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an entity; and (iii) the term "immediate family" means spouses, siblings and lineal descendants of a person.

     Business Day means any day that is not a Saturday, a Sunday or a legal holiday on which banking institutions in the State of Florida are not required to be open.

     Cause, with respect to each Executive, has the meaning ascribed thereto in the then effective employment agreement, if any, between the Company and such Executive, as the same may be amended, restated, modified or supplemented.

     Change in Control means the occurrence of any one of the following events:

               (i) any (A) consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or which contemplates that all or substantially all of the business and/ or assets of the Company shall be controlled by another corporation or (B) a recapitalization (including an exchange of Company equity securities by the holders thereof), in either case, in which any "Person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Controlling Shareholders, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote in the election of directors;

               (ii) any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company and its Affiliates;

               (iii) approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, unless such plan or proposal is abandoned within 60 days following such approval; or

               (iv) any "Person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Controlling Shareholders, shall become the beneficial

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     owner of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote in the election of directors.

     Claims: See Section 8(a) hereof.

     Closing Date means the date upon which the Initial Public Offering is completed.

     Common Stock means the Common Stock, $0.01 par value, of the Company, or any other shares of capital stock of the Company into which such stock shall be reclassified or changed (by operation of law or otherwise). If the Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on its Common Stock in shares of capital stock, or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of capital stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

     Controlling Shareholders means Gellein, Adler and JGG Holdings Trust, in each case together with their respective Affiliates, family members, former spouses (if applicable) and trusts for the benefit of any of the foregoing.

     Cutback Registration means any registration in which the managing underwriter advises the Company that marketing factors require a limitation of the number of Registrable Shares to be underwritten in such registration.

     Delay Period: See Section 2(d) hereof.

     Delay Notice: See Section 2(d) hereof.

     Delaying Notice: See Section 3(d) hereof.

     Demand Effectiveness Period: See Section 3(b) hereof.

     Demand Request: See Section 3(a) hereof.

     Effectiveness Period: See Section 2(b) hereof.

     Exchange Act means the Securities Exchange Act of 1934, as amended.

     Executives means (i) each Holder (other than Affiliates of Gellein or Adler) and such Holder's respective executors and personal representatives and
(ii) any Person to whom an Affiliate

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of Gellein or Adler grants options to acquire Registrable Shares after the date hereof (it being understood that any such Person must assume this Agreement in writing in order to obtain the benefits hereof).

     Gellein means Raymond L. Gellein, Jr. and his executors and personal representatives.

     Good Reason, with respect to each Executive, has the meaning ascribed thereto in the then effective employment agreement, if any, between the Company and such Executive, as the same may be amended, restated, modified or supplemented.

     Holders: See the introductory clauses hereof.

     Initial Public Offering means the sale by the Company of approximately 4,625,000 shares of Common Stock to the public pursuant to an underwritten offering.

     Notice of Demand Request: See Section 3(a) hereof.

     Permanent Disability, with respect to each Executive, has the meaning ascribed thereto in the then effective Employment Agreement, if any, between the Company and such Executive, as the same may be amended, restated, modified or supplemented. If an Executive does not have an effective Employment Agreement, then the term "Permanent Disability" means the inability of the Executive to perform substantially all Executive's duties and responsibilities to the Company by reason of a physical or mental disability or infirmity for either (i) a continuous period of six months or (ii) 180 days during any consecutive twelve-month period. The date of such Permanent Disability shall be (y), in the case of clause (i) above, the last day of such six-month period or, if later, the day on which satisfactory medical evidence of such Permanent Disability is obtained by the Company, or (z) in the case of clause (ii) above, such date as is determined in good faith by the Company. In the event that any disagreement or dispute arises between the Company and Executive as to whether the Executive has incurred a Permanent Disability, then, in any such event, Executive shall submit to a physical and/or mental examination by a competent and qualified physician licensed under the laws of the State of Florida who shall be mutually selected by the Company and Executive, and such physician shall make the determination of whether Executive suffers from any disability. In the absence of fraud or bad faith, the determination of such physician as to Executive's condition at such time shall be final and binding upon both the Company and the Executive. The entire cost of any such examination shall be borne solely by the Company.

     Person means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated

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organization or government or any agency or political subdivision thereof.

     Prospectus means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     Registrable Shares means the shares of Common Stock owned, or acquirable, by the Holders and their respective Affiliates as more particularly set forth on Schedule A hereto, until in the case of any such share (i) it has been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective Registration Statement under the Securities Act; (ii) it has been transferred other than pursuant to Rule "4(1-1/2)" (or any similar private transfer exemption) under the Securities Act; (iii) it may be transferred by a holder without registration pursuant to Rule 144 under the Securities Act or any successor rule without regard to the volume limitations contained in such rule; or (iv) it has ceased to be outstanding.

     Registration Documents: See Section 8(a) hereof.

     Registration Statement means any registration statement of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     Requested Registration means a registration demanded pursuant to Section 3 for which the Registration Statement relating thereto has been declared effective by the SEC and for which no stop-order suspending the effectiveness of such registration statement has been issued by the SEC within the Demand Effectiveness Period which prevents the Holders from completing the distribution of their Registrable Shares included in such Registration Statement.

     SEC means the Securities and Exchange Commission.

     Securities Act means the Securities Act of 1933, as amended.

     Shelf Registration means a registration pursuant to a Registration Statement which provides for the sale by the

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Registrable Shares included therein from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, but shall not provide for an underwritten registration (unless the Company, in its sole and absolute discretion otherwise determines).

     Underwritten Registration or Underwritten Offering means a registration in which securities of the Company are sold to or through one or more underwriters, on a firm commitment basis, for reoffering or sale to the public.

     Voluntary Termination, with respect to each Executive, has the meaning ascribed thereto in then effective employment agreement, if any, between the Company and such Executive, as the same may be amended, restated, modified or supplemented.

SECTION 2.  Required Shelf Registration.

          (a) (i) Within 45 days prior to each of the second and third anniversaries of the Closing Date, the Company shall give notice to each of the Executives and their Affiliates who or which are holders of Registrable Shares informing such parties that, on or shortly after such anniversary of the Closing Date, the Company intends to file a registration statement for the purpose of effecting a Shelf Registration for Registrable Shares of the Executives and their respective Affiliates pursuant to this Section 2(a).

               (ii) Each Executive and his or her Affiliates which hold Registrable Shares may elect to include in such Shelf Registration up to 50% of such Person's Registrable Shares (determined as of the date hereof) by giving notice to the Company to such effect within 20 days after the date of the Company's notice referred to in Section 2(a)(i).

               (iii) No Shelf Registration statement effected pursuant to this
     Section 2(a) shall include an aggregate number of Registrable Shares in excess of 5% of the outstanding Common Stock, in each case as of December 31, 1998 or December 31, 1999, respectively. In the event that the Executives and their Affiliates which hold Registrable Shares seek to include in any such Shelf Registration a number of Registrable Shares in excess of such limitation, the Company shall register in such Shelf Registration the Registrable Shares proposed to be sold by the Executives and their respective Affiliates on a pro rata basis, based upon the number of Registrable Shares that each such party and their Affiliates originally sought to include in such Shelf Registration.

               (iv) The Company shall not be required to effect any Shelf Registration pursuant to this Section 2(a)

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     unless at least an aggregate of 25,000 Registrable Shares are sought to be included therein.

          (b) (i) Notwithstanding Section 2(a), each Executive shall have the right to require the Company to effect a Shelf Registration for all of the Registrable Shares of such Executive and his or her respective Affiliates in the event of (A) such Executive's death or Permanent Disability; (B) the termination of such Executive's employment by the Company without Cause following the Closing Date; (C) a Change in Control; or (D) Executive's Voluntary Termination of employment by the Company for Good Reason.

               (ii) In order to exercise his or her rights under Section 2(b), an Executive shall deliver notice to the Company to such effect within 12-months after the occurrence of any of the events described in Section 2(b)(i).

          (c) The Company agrees to use its reasonable best efforts to keep each Registration Statement filed pursuant to this Section 2 continuously effective and usable for the resale of Registrable Shares for a period ending on the earlier of (i) one year, two years in the case of a Registration Statement filed pursuant to Section 2(b), from the date upon which such Registration Statement was declared effective and (ii) the first date on which all the Registrable Shares covered by such Shelf Registration have been sold pursuant to such Registration Statement.

          (d) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to file a Registration Statement or cause it to be declared effective at a time (x) after completion of a fiscal year end, but prior to the availability of the year end audited financial statements, (y) when the Company, in the good faith judgement of its board of directors shall determine that any offering of Registrable Shares would impede, delay or otherwise interfere with any pending or contemplated acquisition or other material transaction involving the Company or (z) when the Company is in possession of material information which, in the good faith judgment of the Company's board of directors, if disclosed in a Registration Statement, would be materially harmful to the interests of the Company and its holders (any such period in clauses (y) or (z) is referred to as a "Delay Period"). A Delay Period shall commence on and include the date that the Company gives written notice (such notice referred to herein as the "Delay Notice") to the Holders that it is not required to file a Registration Statement or cause it to be declared effective pursuant to the provisions of this Section 2(d) and shall end on the date when the Holders are advised in writing by the Company that the current Delay Period is over (it being understood that the Company shall give such notice to all Holders promptly upon making the determination that the Delay Period is

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over); provided; however, that the Company shall not be entitled to Delay
Periods having durations that exceed 120 days in the aggregate during any calendar year. Each Holder shall cease all disposition efforts with respect to Registrable Shares held by them immediately upon receipt of a Delay Notice.

          (e) The time period for which the Company is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods and such time period or the extension thereof required by the preceding sentence is hereafter referred to as the "Effectiveness Period."

          (f) All registrations under this Section 2 shall be effected by the Company's filing of a Registration Statement on Form S-2 or S-3 or any similar short-form Registration Statement. If the Company is not eligible to use Form S-2 or S-3 or any similar short-form Registration Statement at the time a Registration Statement is required to be filed pursuant to this Section 2, the rights of the each Executive hereunder shall be extended until the Company becomes so eligible.

          (g) The Company may, in its sole discretion, include other securities in such Shelf Registration (whether for the account of the Company or other Persons or otherwise combine the offering of the Registrable Shares with any offering of other securities of the Company (whether for the account of the Company or otherwise).

SECTION 3.  Requested Registration.

          (a) At any time after the third anniversary of the Closing Date, each of Gellein and Adler shall have the right to require the Company, by written request (the "Demand Request"), to effect an Underwritten Registration with respect to Registrable Shares owned by such individuals, if any, and their respective Affiliates. The Company will give prompt written notice (the "Notice of Demand Request") of such demand for an Underwritten Registration to all Holders and thereupon the Company shall, as expeditiously as reasonably practicable, file a Registration Statement relating to the registration under the Securities Act of the Registrable Shares which the Company has been so requested to register by the demanding Holder and all other Registrable Shares as to which Holders (other than the demanding Holder) shall have made a written request to the Company for registration thereof within 30 days after the Notice of Demand Request, all to the extent necessary to permit the sale or other disposition in an Underwritten Offering by such Holders of the Registrable Shares to be so registered; provided; however, that (i) if such registration is a Cutback Registration, the Company shall register in such registration (A) first, the Registrable Shares proposed to be sold by Gellein and Adler and their respective Affiliates on a pro rata basis, based upon the number of Registrable Shares that each such

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party and their Affiliates originally sought to include in such registration and
(B) second, the Registrable Shares proposed to be sold by each of the Holders and their respective Affiliates, other than Gellein and Adler and their respective Affiliates, on a pro rata basis, based upon the number of Registrable Shares that each such party and their respective Affiliates originally sought to include in such registration; and (ii) that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 4(a) (A) within 90 days (or such other date as may be agreed between the Company, the Holders, and the managing underwriter of an Underwritten Offering of Registrable Shares) immediately following the effective date of any Registration Statement pertaining to such an Underwritten Offering;
(B) if a Requested Registration has become effective under the Securities Act within the past 360 days; or (C) if the demanding Holder has requested the registration of a number of Registrable Shares which is less than 5% of the outstanding Common Stock or greater than 15% of the outstanding Common Stock, in each case set forth in the Company's Quarterly Report on Form 10-Q (or any successor form) for the Company's most recently completed fiscal quarter prior to the Company's receipt of the Demand Request.

          (b) The Company agrees to keep each Registration Statement filed pursuant to this Section 3 continuously effective and usable for the resale of Registrable Shares for a period of up to 90 days or until all Registrable Shares included in such Registration Statement have completed the distribution described in the Registration Statement relating thereto, whichever first occurs (the "Demand Effectiveness Period"), provided, however, that during such 90-day period the Company may give notice to all such Holders that the Registration Statement or the prospectus included therein is no longer usable for offers and sales of Registrable Shares, in which case the 90-day period will be tolled until such time as each such Holder and the managing underwriter of such Underwritten Offering either receives copies of a supplemented or amended prospectus or is advised in writing by the Company that use of the prospectus may be resumed (it being understood that in such case the Company shall promptly comply with its obligations under Section 6(a)).

          (c) The Company, if eligible to do so, shall file a Registration Statement covering the Registrable Shares so requested to be registered on Form S-2 or S-3 or any similar short-form registration under the Securities Act as soon as reasonably practicable after the receipt of the Demand Request; provided, however, that if the managing underwriter of such Underwritten Offering shall advise the Company in writing that, in its opinion, the use of another form of Registration Statement is of material importance to the success of such proposed Underwritten Offering, then such Underwritten Registration shall be effected on such other form.

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          (d) Each of Gellein and Adler shall be entitled to two Requested
Registrations. Notwithstanding anything contained in this Section 3, if (x) the SEC has issued a stop-order as a result of actions taken by a demanding Holder or (y) a demanding Holder gives notice (the "Delaying Notice"), at any time prior to the time the Registration Statement is declared effective or prior to the last day of Demand Effectiveness Period, that such demanding Holder desires the Company to either withdraw the Registration Statement with the SEC, if the Registration Statement has been filed with the SEC, or postpone filing the Registration Statement, if the Registration Statement has not been filed with the SEC and the Company is immediately able to file the Registration Statement, then, in the case of clause (x) herein, the issuance of the stop-order, or, in the case of clause (y) herein, the Delaying Notice, shall reduce by one the number of Requested Registrations to which such demanding Holder is entitled.

          (e) An Underwritten Registration requested pursuant to this Section 3 shall not be deemed to have been effected unless the Registration Statement relating thereto and any post-effective amendment required to commence the Underwritten Offering contemplated thereby has been declared effective by the SEC and maintained continuously effective for the Demand Effectiveness Period.

          (f) The right of any Holder to registration pursuant to this Section 3 shall be conditioned upon inclusion of the Registrable Shares held by the Holder in the underwriting and the Holder entering into an underwriting agreement, in a form reasonably acceptable to the Company, with the underwriter or underwriters selected for such underwriting by the demanding Holder which are reasonably satisfactory to the Company. The Company shall enter an underwriting agreement with a managing underwriter or underwriters of an Underwritten Offering containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, selling holders. The Company may include securities for its own account or the account of any other Person in such registration if the managing underwriter so agrees and if so doing would not make such registration a Cutback Registration.

SECTION 4.  Piggyback Registration.

          (a) If, in connection with an Underwritten Offering (other than the Initial Public Offering), the Company proposes to register under the Securities Act any of the Company's securities for its account or for the account of any other Person (other than a registration relating solely to employee stock option or employee stock purchase plans or pursuant to Form S-4 (or successor form) under the Securities Act), the Company shall:

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               (i) promptly give to each Holder written notice thereof (which written notice shall include a list of jurisdictions in which the Company intends to attempt to qualify such securities under or otherwise comply with the applicable blue sky or other state securities laws); and

               (ii) include in such registration (and any related qualification under or other compliance with blue sky or other state securities laws), and in the underwriting involved therein, all the Registrable Shares specified in a written request, made within 15 days from such written notice from the Company, by any Holder; provided that if such registration is a Cutback Registration, then (x) if such registration is a primary registration on behalf of the Company, the Company shall register in such registration (A) first, the Company securities which the Company proposes to sell in such registration, and (B) second, Registrable Shares held by each Holder and such Holder's Affiliates, on a pro rata basis, based upon the number of Registrable Shares the Holders and their respective Affiliates originally sought to include in such registration ; provided, however, that no Executive, together with such Executive's Affiliates, shall, by virtue of this Section 4(a)(ii)(x)(B), be permitted to include in any registration statement contemplated by this Section 4, a number of Registrable Shares which, when aggregated with all other registrations of Registrable Shares held by such Executive and such Executive's Affiliates, exceeds the limitations described in Section 2(a) (unless an event described in Section 2(b)(i) has occurred); (y) if such registration is a secondary registration on behalf of a holder of Company securities pursuant to Section 3 hereof, the Company shall register in such registration the Registrable Shares determined in accordance with clause (i) of the proviso to Section 3(a) hereof; and (z) if such registration is a secondary registration on behalf of a holder of Company securities, the Company shall register in such registration (A) first, the Registrable Shares proposed to be sold by the holder thereof; and (B) second, Registrable Shares held by each Holder and such Holder's Affiliates, on a pro rata basis, based upon the number of Registrable Shares the Holders and their Affiliates originally sought to include in such registration; provided, however, that no Executive, together with such Executive's Affiliates, shall, by virtue of this Section 4(a)(ii)(z)(B), be permitted to include in any registration statement contemplated by this Section 4, a number of Registrable Shares which, when aggregated with all other registrations of Registrable Shares held by such Executive and such Executive's Affiliates, exceeds the limitations described in Section 2(a) (unless an event described in Section 2(b)(i) has occurred).

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          (b) Notwithstanding anything in this Section 4, the Company shall not be required under Section 4(a)(ii) to include any Registrable Shares in any registration unless an aggregate of 25,000 or more Registrable Shares are sought to be included in such registration pursuant to Section 4(a)(ii).

          (c) The right of any Holder to registration pursuant to this Section shall be conditioned upon the inclusion of the Registrable Shares held by the Holder in the underwriting and the Holder entering into an underwriting agreement, in a form reasonably acceptable to the Company, with the underwriter or underwriters selected for such underwriting by the Company, or the Holder requesting registration, as the case may be.

SECTION 5.  Hold-Back Agreements.

          (a) Each holder of Registrable Shares agrees, if such holder is reasonably requested by an underwriter in an Underwritten Offering for the Company (whether for the account of the Company or otherwise), not to effect any public sale or distribution of any of the Company's equity securities, including a sale pursuant to Rule 144 (except as part of such Underwritten Registration), during the 10-day period prior to, and during the 90-day period beginning on, the closing date of such Underwritten Offering.

          (b) The Company agrees, to the extent not inconsistent with applicable law, and if and to the extent requested by the managing underwriter of an Underwritten Registration of Registrable Shares pursuant to Section 3 hereof, not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities on Form S-4 or in connection with an employee stock option or other benefit plan) during the 15 days prior to, and for a period of 90 days (or such longer period as the underwriters of such Underwritten Offering may reasonably request) beginning on, the effective date of such Registration Statement (except as part of such registration).

SECTION 6.  Registration Procedures.

     In connection with the registration obligations of the Company pursuant to and in accordance with Sections 2, 3 and 4 hereof (and subject to the Company's rights under Sections 2, 3 and 4), the Company will use its reasonable best efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

          (a) prepare and file with the SEC a Registration Statement on any form which the Company shall deem appropriate

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(unless the managing underwriter of an Underwritten Offering shall specify the form to be used for such Registration Statement), and which form shall be available for the sale of the Registrable Shares as part of such registration, and use its reasonable best efforts to cause such Registration Statement to become effective;

          (b) before filing with the SEC any such Registration Statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one counsel selected by the holders of a majority of the Registrable Shares covered by such Registration Statement and counsel for the underwriter, if any, in connection therewith, drafts of all such documents proposed to be filed and provide such counsel with a reasonable opportunity for review thereof and comment thereon, such review to be conducted and such comments to be delivered with reasonable promptness;

          (c) use its reasonable best efforts to keep such Registration Statement effective for the period required by the applicable provision of this Agreement;

          (d) notify the selling holders of Registrable Shares promptly and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information regarding such holder, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (e) except during any Delay Period, upon the occurrence of any event contemplated by paragraph 6(d)(ii) or 6(d)(v) above, prepare a supplement or post-effective amendment to each Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (f) use its best reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction in the United States;

          (g) if requested by the selling holders, furnish to counsel for the selling holders of Registrable Shares, without charge, one conformed copy of each Registration Statement as declared effective by the SEC and of each post effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and such number of copies of the preliminary prospectus, each amended preliminary prospectus, each final Prospectus and each post effective amendment or supplement thereto, as the selling holders may reasonably request in order to facilitate the disposition of the Registrable Shares covered by each Registration Statement in conformity with the requirements of the Securities Act;

          (h) prior to any public offering of Registrable Shares, register or qualify such Registrable Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States as any selling holder shall reasonably request in writing; and do any and all other reasonable acts or things necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of such Registrable Shares covered by the Registration Statement; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

          (i) cause all Registrable Shares covered by the Registration Statement to be listed on each securities exchange and included in the over-the-counter market, if any, on which similar securities issued by the Company are then listed or traded;

          (j) if requested by the managing underwriter or underwriters of any registration or by the holders of a majority of the Registrable Shares included in any Registration Statement, subject to approval of counsel to the Company in its reasonable judgement, promptly incorporate in a prospectus, supplement or post-effective amendment to the Registration Statement such information concerning underwriters and the plan of distribution of the Registrable Shares as such managing underwriter or underwriters or such holders reasonably shall furnish to the Company in writing and request be included therein, including, without limitation, with respect to the number of Registrable Shares being sold by such holders to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Shares to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment as soon as reasonably possible after being notified of the matters to be incorporated in such prospectus, supplement or post-effective amendment;

          (k) make available for inspection by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (in each case in a manner which minimizes disruption of the Company's business), all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, attorneys and independent accountants to supply all information in each case reasonably requested by any such sellers, underwriters, attorneys, accountants or agents in connection with such Registration Statement, subject to the right of the Company to limit access to any such information (i) to the extent that the Company is restricted from providing such information pursuant to any bona fide confidentiality agreement to which the Company or any of its subsidiaries or Affiliates is a party and (ii) the Company shall have delivered to each seller of the Registrable Shares a certificate duly executed by the chief executive officer of the Company stating that such information does not contain any material information that has not been publicly disclosed and which would be required to be disclosed in, or which would materially affect any information required to be disclosed in, such Registration Statement;

          (l) comply with all applicable laws related to such Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act, and the rules and regulations promulgated by the SEC) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of such Registration Statement) an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act;

          (m) deliver promptly to each Holder participating in a registration copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the Registration Statement;

          (n) provide a transfer agent and registrar for all such Registrable Shares covered by such Registration Statement not later than the effective date of such Registration Statement;

          (o) with respect to an Underwritten Registration only, obtain an opinion from the Company's counsel and "cold comfort" letters from the Company's independent public accountants (including one letter when such Registration Statement goes effective and one at the closing) in customary form and covering such matters of the type customarily covered by such opinions and "cold comfort" letters;

          (p) make any necessary arrangements with The Depository Trust Company;

          (q) cause unlegended stock certificates for the Registrable Shares to be prepared and printed;

          (r) make any necessary filings with the National Association of Securities Dealers, Inc., or with respect to an Underwritten Registration only, assist the underwriters to make any necessary filings.

          The Company may require each seller of Registrable Shares as to which any registration is being effected to furnish such information regarding the distribution of such Registrable Shares and as to such seller as it may from time to time reasonably request. If any such information with respect to any seller is not furnished prior to the filing of the Registration Statement, the Company may exclude such seller's Registrable Shares from such Registration Statement.

          Each holder of Registrable Shares agrees by acquisition of such Registrable Shares that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(d)(ii), 6(d)(iii), 6(d)(iv) or 6(d)(v) hereof or upon notice of the commencement of any Delay Period, such holder shall forthwith discontinue disposition of such Registrable Shares covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 6(e) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus and, if requested by the Company, such holder shall deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request. Each holder of Registrable Shares further agrees not to utilize any material other than the applicable current Prospectus in connection with the offering of Registrable Shares pursuant to this Agreement.

SECTION 7.  Registration Expenses.
            ---------------------

     Whether or not any Registration Statement becomes effective, the Company shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement including, without limitation, (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or Blue Sky laws, (iii) printing expenses (including, without limitation, expenses of printing of prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Shares included in any Registration Statement), (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants of the Company and all other Persons retained by the Company in connection with the Registration Statement, (vi) to the extent an Underwritten Registration is involved in accordance with the terms of this Agreement, to the extent provided in the underwriting agreement, all fees and expenses of underwriters in connection therewith (excluding discounts and commissions) and
(vii) the reasonable fees and expenses of no more than one counsel for the holders (as a group) of the Registrable Shares included in such registration. Notwithstanding the foregoing, any discounts, commissions, underwriting or advisory fees, brokers' fees or fees of similar securities industry professional (including any "qualified independent underwriter" retained for the purpose of Section 3 of Schedule E of the By-laws of the National Association of Securities Dealers, Inc.) relating to the distribution of the Registrable Shares will be payable by such holder and the Company will have no obligation to pay any such amounts.

SECTION 8.  Indemnification.
            ---------------

          (a) In connection with any Registration Statement effected or to be effected pursuant to this Agreement, the Company shall indemnify each holder of Registrable Shares included in such Registration Statement and each Person who controls (within the meaning of Section 15 of the Securities Act) such holder of Registrable Shares from and against all losses, claims, damages, liabilities or expenses, joint or several, or actions in respect thereof ("Claims") to which each such indemnified party may become subject, under the Securities Act or otherwise, insofar as such Claims (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or any preliminary prospectus or summary or final prospectus or any amendment or supplement thereto or any document filed under a state securities or blue sky law (collectively, "Registration Documents") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided that the Company shall not be liable in any such case to the extent such Claim arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use in the preparation of such Registration Document.

          (b) In connection with any Registration Statement effected or to be effected pursuant to this Agreement, each holder of Registrable Shares included in such Registration Statement shall indemnify the Company, its directors, officers, employees or agents, and each Person who controls (within the meaning of Section 15 of the Securities Act) the Company from and against all Claims to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by such holder of Registrable Shares specifically for use in the preparation of such Registration Document; provided further, however, that no holder of Registrable Shares shall be liable under this Section 7(b) for any amounts in excess of the dollar amount of the gross proceeds to be received by such Holder from the sale of its Registrable Shares pursuant to such registration.

          (c) Any Person entitled to indemnification under Section 8(a) or 8(b) above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this Section 8, but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice. In case any action is brought against the indemnified party and it shall notify the indemnifying party in writing of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so; or (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Claim made without its consent (which may not be unreasonably withheld). If the indemnifying party assumes the defense of any Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party (which consent may not be unreasonably withheld).

          (d) If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among-other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this
Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section.

 SECTION 9.  Miscellaneous.
             -------------

     9.1 Termination. This Agreement and the obligations of the Company hereunder shall terminate on the earliest of (i) the first date on which no Registrable Shares remain outstanding, and (ii) the close of business on the last day of the last Effectiveness Period or Demand Effectiveness Period, whichever is later.

     9.2 Rule 144. The Company hereby covenants that, from and after the Closing date, the Company will file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Shares, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

     9.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this Section 9.3 may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of holders representing a majority of the Registrable Shares. Notwithstanding the foregoing, (i) the provisions of Section 2 hereof may not be amended, modified or supplemented, and waivers or consents to departures from the provisions thereof may not be given, unless the Company has obtained the written consent representing a majority of the Registrable Shares then held by the Executives and their respective Affiliates; and (ii) a waiver or consent to depart from the provisions hereof with respect to a matter which relates exclusively to the rights of holders of Registrable Shares whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of a holder whose securities are not being sold pursuant to such Registration Statement may be given by holders of a majority of the Registrable Shares being sold by such holders.

     9.4 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed given: when delivered personally; one Business Day after being deposited with a next-day air courier; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed and when receipt is acknowledged, if telecopied, in each case to the Company at 8801 Vistana Centre Drive, Orlando, Florida 32821 and to each

Holder at the address specified for such Holder on Schedule A (or at such other address for a party as shall be specified by like notice: provided that notices of a change of address shall be effective only upon receipt thereof).

     9.5  Successors and Assigns.  This Agreement, other than the provisions of
Section 3, shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; provided, however, that no party may assign its rights under this Agreement to any third party (other than an assignment by a Holder of rights to an Affiliate of such Holder in connection with a transfer of Registrable Shares to such Affiliate) without the prior written consent of the Company (which may be given or withheld in the Company's sole and absolute discretion). The provisions of Section 3 shall not be assignable by Gellein or Adler.

     9.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     9.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     9.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF GOVERNING CONFLICT OF LAWS PRINCIPLES.

     9.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     9.10 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Shares described on Schedule A. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     9.11 Calculation of Time Periods. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

     9.12 Existing Registration Rights; No Inconsistent Agreements. The Company represents and warrants that there are no existing agreements with respect to its securities which are inconsistent with the rights granted to the holders of Registrable Shares in this Agreement or otherwise conflict with the provisions hereof and agrees that it will not enter into any agreements which are inconsistent with or limit or impair the rights granted to the holders of Registrable Shares prior to the termination of this Agreement. Each Holder represents and warrants that there are no existing agreements with respect to such Holder's Registrable Shares which are inconsistent with the rights of such Holder in this Agreement or otherwise conflict with the provisions hereof and agrees that such Holder will not enter into any agreements which are inconsistent with or limit or impair the rights of such Holder prior to the termination of this Agreement.

     9.13 Equitable Relief. Each party hereto specifically acknowledges and agrees that the remedy at law for any breach of its obligations hereunder will be inadequate and that, in addition to any other relief available to the non-breaching parties, the non-breaching parties shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

     9.14 Attorneys' Fees and Costs. In the event a dispute arises between the parties hereto and suit is instituted, the prevailing party or parties in such litigation shall be entitled to recover reasonable attorneys' fees and other costs and expenses from the non-prevailing party or parties, whether incurred at the trial level or in any appellate proceeding.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              THE COMPANY:

                              VISTANA, INC., a Florida corporation



                              By:________________________________
                                 Name:   Raymond L. Gellein, Jr.
                                 Title:  Chairman of the Board


                              By:________________________________
                                 Name:   Jeffrey A. Adler
                                 Title:  President



                              THE HOLDERS:



                              __________________________________________________
                              Raymond L. Gellein, Jr., Trustee of the Raymond L. Gellein, Jr. Revocable Trust


                              __________________________________________________
                              Raymond L. Gellein, Jr., Trustee of the Raymond L. Gellein, Jr. Grantor Retained Annuity Trust



                              __________________________________________________
                              Raymond L. Gellein, Jr., Trustee of the Matthew James Gellein Irrevocable Trust



                              __________________________________________________
                              Raymond L. Gellein, Jr., Trustee of the Brett Tyler Gellein Irrevocable Trust
                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                              __________________________________________________
                              Raymond L. Gellein, Jr., Trustee of JGG Holdings Trust


                              __________________________________________________
                              Raymond L. Gellein, Jr., Trustee of the Janice G. Gellein Grantor Annuity Trust



                              __________________________________________________
                              Raymond L. Gellein, Jr., Trustee of the Catherine Male Gift Trust



                              __________________________________________________
                              Raymond L. Gellein, Jr., Trustee of the Cherie Doherty Gift Trust



                              __________________________________________________
                              Raymond L. Gellein, Jr., Trustee of Susan Faetz Gift Trust



                              __________________________________________________
                              Jeffrey A. Adler, Trustee of the Jeffrey A. Adler Revocable Trust



                              __________________________________________________
                              Jeffrey A. Adler, Trustee of the Jeffrey A. Adler Grantor Annuity Trust #1



                              __________________________________________________
                              Jeffrey A. Adler, Trustee of the Jeffrey A. Adler Grantor Annuity Trust #2


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                              __________________________________________________
                              Lee I. Miller, Trustee of the ARA Trust



                              __________________________________________________
                              Lee I. Miller, Trustee of the DLA Trust



                              __________________________________________________
                                  Matthew E. Avril



                              __________________________________________________
                                  Susan B. Werth



                              __________________________________________________
                                  Carol A. Lytle



                              __________________________________________________
                                  Barbara Hollkamp



                              __________________________________________________
                                  James A. McKnight



                              __________________________________________________
                                  William J. McLaughlin



                              __________________________________________________
                                  Alain J.A. Grange



                             __________________________________________________
                                  John M. Sabin


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE UNDERSIGNED EXECUTE THIS
AGREEMENT SOLELY FOR PURPOSES
OF SECTION 3 HEREOF:


______________________________
Raymond L. Gellein, Jr.



______________________________
Jeffrey A. Adler



                   [SIGNATURES CONTINUED FROM PRECEDING PAGE]

                                  SCHEDULE A
                                  ----------

                                    Holders
                                    -------

                                 No. of    No. of Shares
Name and Address/(1)/            Shares     s/t Options
------------------------------  ---------  -------------

Raymond L. Gellein, Jr.         3,203,550        -
  Revocable Trust
c/o Raymond L. Gellein, Jr.,
  Trustee

Raymond L. Gellein, Jr.           254,440        -
  Grantor Retained Annuity
  Trust
c/o Raymond L. Gellein, Jr.,
  Trustee

Matthew James Gellein              42,880        -
  Irrevocable Trust
c/o Raymond L. Gellein, Jr.,
  Trustee

Brett Tyler Gellein                42,880        -
  Irrevocable Trust
c/o Raymond L. Gellein, Jr.,
  Trustee

JGG Holdings Trust              3,203,550        -
c/o Raymond L. Gellein, Jr.,
  Trustee

Janice G. Gellein Grantor         278,700        -
  Annuity Trust
c/o Raymond L. Gellein, Jr.,
  Trustee

Catherine Male Gift Trust          20,500        -
c/o Raymond L. Gellein, Jr.,
  Trustee

Cherie Doherty Gift Trust          20,500        -
c/o Raymond L. Gellein, Jr.,
  Trustee

Susan Faetz Gift Trust             20,500        -
c/o Raymond L. Gellein, Jr.,
  Trustee

                                                 No. of
 Name and Address (continued)                    Shares
 ----------------------------                    ------

Jeffrey A. Adler Revocable Trust                  6,854,500        -
c/o Jeffrey A. Adler,
  Trustee

Jeffrey A. Adler Grantor Annuity                     50,000        -
  Trust #1
c/o Jeffrey A. Adler,
  Trustee

Jeffrey A. Adler Grantor Annuity                     60,000        -
  Trust #2
c/o Jeffrey A. Adler,
  Trustee

ARA Trust                                            61,500        -
c/o Lee I. Miller,
  Trustee
Suite 1800
203 North LaSalle Street
Chicago, Illinois  60601-1293

DLA Trust                                            61,500        -
c/o Lee I. Miller,
  Trustee
Suite 1800
203 North LaSalle Street
Chicago, Illinois  60601-1293

Matthew E. Avril                                      -         400,000
3856 Hunters Isle Drive
Orlando, Florida  32837

Susan B. Werth                                        -         125,000
1725 South Bayshore Drive
Miami, Florida  33133

Carol A. Lytle                                        -         400,000
9017 Crichton Wood Drive
Orlando, Florida  32819

Barbara Hollkamp                                      -         100,000
2916 Sunbittern Court
Windermere, Florida  34786

James A. McKnight                                     -         100,000
1011 Greentree Drive
Winter Park, Florida  32789

                                            No. of
 Name and Address (continued)               Shares
 ----------------------------               ------

William J. McLaughlin                             -             100,000
9649 Wild Oak Drive
Windermere, Florida  34786

Alain J.A. Grange                                 -             100,000
9020 Classic Court
Orlando, Florida  32819

John M. Sabin                                     -              25,000
14709 Lancraft Court
Darnestown, Maryland  20874
                                         ----------           ---------

                                         14,175,000           1,350,000
                                         ----------           ---------

______________________

/(1)/ Unless otherwise specified, all addresses are 8001 Vistana Centre Drive,
      Orlando, Florida  32821.